As filed with the Securities and Exchange Commission on June 26, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

                                                       NSTAR

(Exact Name of Registrant as specified in its charter)

MASSACHUSETTS	04-3466300
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

800 BOYLSTON STREET, BOSTON, MASSACHUSETTS    02199

(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code  (617) 424-2000

                NSTAR Savings Plan

(Full title of the Plan)

DOUGLAS S. HORAN,

SENIOR VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL

NSTAR

800 BOYLSTON STREET

BOSTON, MASSACHUSETTS 02199

                        (617) 424-2000

(Name, address and telephone number of agent for service)

Please send copies of all communications to:

DAVID A. FINE, ESQ.	RICHARD J. MORRISON, ESQ.
ROPES & GRAY LLP	NSTAR
ONE INTERNATIONAL PLACE	800 BOYLSTON STREET
BOSTON, MASSACHUSETTS 02110	BOSTON, MASSACHUSETTS 02199

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company (as defined in Rule 12b-2 of the Exchange Act).

Large accelerated filer	[ X ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[ ]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Shares, $1.00 par value, of NSTAR	3,000,000	$30.89	$92,670,000	$5,170.99

 (1)  Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high ($31.13) and low ($30.64) prices of the Registrant’s common shares, as reported on the New York Stock Exchange on  June 24, 2009.

(2)  Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement covers an indeterminate amount of interests to be offered or sold pursuant to the NSTAR Savings Plan.

PART I

 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.       Plan Information.

The information required by Item 1 is included in documents sent or given to participants in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 2.       Registrant Information and Employee Plan Annual Information.

The written statement required by Item 2 is included in documents sent or given to participants in the plan covered by this Registration Statement pursuant to Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN

THE REGISTRATION STATEMENT

Item 3.        Incorporation of Documents by Reference.

The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the “SEC” or “Commission”) pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) (Central Index Key No. 0001035675), are incorporated by reference herein and shall be deemed to be a part hereof:

(i)     Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

(ii)    Quarterly Report on Form 10-Q for the period ended March 31, 2009.

(iii)   Annual Report on Form 11-K of the NSTAR Savings Plan (the “Plan”) for the fiscal year ended December 31, 2008.

(iv)   Current Reports on Form 8-K filed with the Commission on April 30, 2009 (only as to Item 5.03) and May 26, 2009.

(v)

Description of Common Shares included in the Registration Statement on Form S-4 filed with the Commission on May 12, 1999 under the Securities Act, including any amendment or report filed for the purpose of updating such description.

(vi)   All documents subsequently filed by NSTAR or the Plan pursuant to Sections 13(a),

13(c), 14 and 15(d) of the Exchange Act prior to the filing with the Commission of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.

Not applicable.

Item 6.        Indemnification of Trustees, Directors and Officers.

NSTAR's Declaration of Trust (the “Declaration of Trust”) provides that, to the extent legally permissible, each of NSTAR's Trustees and officers shall be indemnified by NSTAR's trust estate against any loss, liability or expense, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, imposed upon or reasonably incurred by such person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which such person may be involved or with which such person may be threatened, while in office or thereafter, by reason of such person's being or having been such a Trustee or officer, except with respect to any matter as to which such person shall have been adjudicated in such action, suit or proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR; provided, however, that as to any matter disposed of by a compromise payment by such Trustee or officer, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of NSTAR, after notice that it involves such indemnification, (i) by a disinterested majority of the Trustees then in office, or (ii) by a majority of the disinterested Trustees then in office, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such Trustee or officer appears to have acted in good faith in the reasonable belief that his or her action was in the best interests of NSTAR, or (iii) by the vote, at a meeting duly called and held, of the holders of a majority of the shares outstanding and entitled to vote thereon, exclusive of any shares owned by any interested Trustee or officer.

In discharging his or her duties, a Trustee or officer of NSTAR, when acting in good faith, shall be fully protected in relying upon the books of account of NSTAR or of another organization in which he or she serves as contemplated by the indemnification provisions of the Declaration of Trust, reports made to NSTAR or to such other organization by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the Trustees or similar governing body of such other organization, or upon other records of NSTAR or of such other organization.  The rights of indemnification provided in the Declaration of Trust shall not be exclusive of or affect any other rights to which any Trustee or officer may be entitled and such rights shall inure to the benefit of his or her successors, heirs, executors, administrators and other legal representatives.  As used in this provision, the terms “Trustee” and “officer” include persons who serve at the request of NSTAR as directors, officers, or trustees of another organization in which NSTAR has any direct or indirect interest as a shareholder, creditor or otherwise.

Expenses, including counsel fees, reasonably incurred by any Trustee or officer with respect to the defense or disposition of any action, suit or proceeding referred to in the indemnification provisions of the Declaration of Trust may be advanced by NSTAR prior to the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of the recipient to repay such amount unless it is ultimately determined that he or she is entitled to indemnification.  Nothing contained in these provisions affects any rights to indemnification to which NSTAR personnel other than Trustees and officers may be entitled by contract or otherwise under law.  No Trustee shall be obligated to give any bond or other security for the performance of any of his or her duties.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

The Registrant undertakes that it will submit or has submitted the Plan or any amendment thereto to the Internal Revenue Service (“IRS”) in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan under the Employee Retirement Income Security Act (“ERISA”).

Exhibit Number	Description of Exhibit

4.1	NSTAR Declaration of Trust, dated April 20, 1999, and as amended April 28, 2005 incorporated by reference to the NSTAR Form 10-Q for the quarter ended June 30, 2005 (File No. 001-14768).

4.2	Amendment to the NSTAR Declaration of Trust, dated April 30, 2009, incorporated by reference to the Form 8-K dated April 30, 2009 (File No. 001-14768).

4.3	By-laws of NSTAR, dated April 20, 1999 (incorporated by reference to Annex E to the Proxy Statement/Prospectus in Part I of Registration Statement on Form S-4 of NSTAR (No. 333-78285)).

5.1	Opinion of Ropes & Gray LLP.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Letter of Awareness of PricewaterhouseCoopers LLP.
23.3	Consent of Caturano and Company, P.C.

23.4	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

Item 9.        Undertakings.

(a)  The Registrant hereby undertakes:

(1)  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act that are incorporated by reference in the registration statement;

(2)  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to trustees, directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a trustee, director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on the 26th day of June, 2009.

NSTAR

BY: /s/ Douglas S. Horan
DOUGLAS S. HORAN
TITLE: Senior Vice President, Secretary and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities stated below on the 26th day of June, 2009.

     In addition, the undersigned officers and trustees of NSTAR hereby severally constitute Thomas J. May, Douglas S. Horan and James J. Judge, and each of them singly, our true and lawful attorneys, with full power to them and each of them to sign for us, and in our names in the capacities indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form S-8 of the NSTAR Savings Plan, and generally to do all such things in our names and on our behalf in the capacities indicated below to enable NSTAR to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys or any of them to all amendments to said registration statement.

/s/ Thomas J. May THOMAS J. MAY	Chairman of the Board, President, Chief Executive Officer (Principal Executive Officer) and Trustee	Date: June 26, 2009
/s/ James J. Judge JAMES J. JUDGE	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	Date: June 26, 2009
/s/ Robert J. Weafer, Jr. ROBERT J. WEAFER, JR.	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	Date: June 26, 2009

/s/Gary L. Countryman GARY L. COUNTRYMAN	Trustee	Date: June 26, 2009
/s/ Daniel Dennis DANIEL DENNIS	Trustee	Date: June 26, 2009
/s/ Thomas G. Dignan, Jr. THOMAS G. DIGNAN, JR.	Trustee	Date: June 26, 2009
/s/ Charles K. Gifford CHARLES K. GIFFORD	Trustee	Date: June 26, 2009
/s/ Matina S. Horner MATINA S. HORNER	Trustee	Date: June 26, 2009
/s/ Paul A. La Camera PAUL A. LA CAMERA	Trustee	Date: June 26, 2009
/s/ Sherry H. Penney SHERRY H. PENNEY	Trustee	Date: June 26, 2009
/s/ William C. Van Faasen WILLIAM C. VAN FAASEN	Trustee	Date: June 26, 2009
/s/ Gerald L. Wilson GERALD L. WILSON	Trustee	Date: June 26, 2009

EXHIBIT 5.1

June 26, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC  20549

Re:  NSTAR Registration on Form S-8

Ladies and Gentlemen:

We have acted as counsel to NSTAR (the "Registrant"), a Massachusetts voluntary association, in connection with the Registrant's Registration Statement on Form S-8.  The Registration Statement is to be filed with the Securities and Exchange Commission and relates to the registration under the Securities Act of 1933, as amended, of 3,000,000 Common Shares, par value $1.00 per share (the "Shares"), in connection with the NSTAR Savings Plan (the "Plan").

We are familiar with the Registration Statement and the Plan, and we have examined the Registrant's Declaration of Trust, dated April 20, 1999, as amended April 28, 2005 and April 30,   2009, and the Registrant's By-Laws.  We have also examined such other documents, instruments, certificates and corporate records as we considered necessary for purposes of this opinion, and have assumed that the signatures on all documents examined by us are genuine.

Based on the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plan and the consideration therefore received by the Registrant will be authorized, validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ ROPES & GRAY LLP

    Ropes & Gray LLP

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 9, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in NSTAR's Annual Report on Form 10-K for the year ended December 31, 2008.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

June 26, 2009

Exhibit 23.2

June 26, 2009

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated May 5, 2009 on our review of interim financial information of NSTAR for the three-month periods ended March 31, 2009 and 2008 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2009 is incorporated by reference in its Registration Statement on Form S-8 dated June 26, 2009.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of our report dated June 25, 2009 relating to the financial statements and the financial statement schedule of the NSTAR Savings Plan, which appears in the Annual Report of the NSTAR Savings Plan on Form 11-K for the year ended December 31, 2008.

/s/ Caturano and Company, P.C.

Boston, Massachusetts

June 26, 2009